Exhibit 3.102

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

ARTICLES OF ORGANIZATION

OF

T-GIRL MUSIC, L.L.C.

UNDER SECTION TWO HUNDRED THREE

OF THE LIMITED LIABILITY COMPANY LAW

The undersigned, as the organizer of T-Girl Music, L.L.C., hereby adopts the following Articles of Organization under Section 206 of the New York Limited Liability Company Law:

I.

NAME OF COMPANY

The name of the limited liability company is T-Girl Music, L.L.C. (the “Company”).

II.

OFFICE

The county within this State in which the office of the Company is to be located is the County of New York.

III.

PERIOD OF DURATION

The latest date on which the Company is to dissolve is April 30, 2026.

IV.

AGENT FOR SERVICE OF PROCESS

The Secretary of State (the “Secretary”) is hereby designated as the agent of the Company for purposes of service of process against the Company.  In the event the Secretary receives process on behalf of the Company, the Secretary may mail a copy of such process to the following addresses:

CT Corporation System
1633 Broadway
New York, New York 10019

V.

REGISTERED AGENT

The Company’s registered agent upon whom process against the Company may be served is:

CT Corporation System
1633 Broadway
New York, New York 10019

VI.

MANAGEMENT

The property, business and affairs of the Company will be managed by a single manager which is also a member of the Company (the “Manager”).  Individual members of the Company, other than the Manager, shall have no individual rights or powers to take part in the day-to-day management or control of the Company.

VII.

LIABILITY OF MANAGER

The Manager will be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities or expenses.

VIII.

INDEMNIFICATION

The Company shall have the power to indemnify, to the full extent permitted by the New York Limited Liability Company Law, as amended from time to time, all persons whom it is permitted to indemnify pursuant thereto.

IN WITNESS WHEREOF, I have subscribed this certificate and do hereby affirm the foregoing as true under the penalties of perjury this 7th day of May, 1996.

CT Corporation System by:

/s/ Richard P. Borovoy
Organizer

Richard P. Borovoy, Asst. Secretary

2

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

THE JEWISH WEEK

1501 BROADWAY

New York, N.Y. 10036

212-921-7822

T - GIRL MUSIC, L.L.C.

STATE OF NEW YORK

COUNTY OF NEW YORK, CITY OF NEW YORK

BOROUGH OF MANHATTAN

Eva Renshy, of the Borough of Manhattan, in the city of New York being duly sworn that she is the Principal Clerk of THE JEWISH WEEK AND THE AMERICAN EXAMINER, INC. a newspaper printed in the Borough of Manhattan, aforesaid and the Notice of which the annexed is a true copy, has been published in said newspaper once each week for six week(s) (1-6) successively, commencing on the 2nd day of Aug 1996 and the following days, to wit: 8/2, 9, 16, 23, 30 9/6

/s/ Eva Renshy
Principal Clerk

Sworn and signed before me this 6th day of Sept. 1996

/s/ Arthur Klass
ARTHUR KLASS
Notary Public, State of New York
No. 01KL4922689
Qualified in Kings County
Commission Expires March 7,1998

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

STATE OF NEW YORK	}	ss:
County of New York,

Anita G. James, being duly sworn, says that she is the PRINCIPAL CLERK of the Publisher of the NEW YORK LAW JOURNAL, a Daily Newspaper; that the Advertisement hereto annexed has been published in the said NEW YORK LAW JOURNAL in each week of 6 successive weeks, commencing on the 30th day of July, 1996.

TO WIT: JULY 30, AUGUST 6, 13, 20, 27 SEPTEMBER 3

/s/ Anita G. James

SWORN TO BEFORE ME, this 3rd day of September, 1996.	}

/s/ Tracey E. Scannevin
Tracey E. Scannevin
Notary Public, State of New York
No. 01BL5031306
Qualified in Suffolk County
Commission Expires Aug. 1, 1998

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

CERTIFICATE OF CHANGE

OF

T-GIRL MUSIC L.L.C.

Under Section 211-A of the Limited Liability Company Law

1.                                       The name of the limited liability company is T-GIRL MUSIC, L.L.C.

If applicable, the original name under which it was formed is

2.                                       The date of filing on the original articles of organization by the Department of State is 5/10/96.

3.                                       The address of C T Corporation System as the registered agent of said limited liability company is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4.                                       The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the limited liability company which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

5.                                       Notice of the above changes was mailed to the limited liability company by C T Corporation System not less than 30 days prior to the date of delivery of this Certificate to the Department of State and such limited liability company has not objected thereto.

6.                                       C T Corporation System is both the agent of such limited liability company to whose address the Secretary of State is required to mail copies of process and the registered agent of such limited liability company.

C T CORPORATION SYSTEM
By:	/s/ Kenneth J. Uva
Kenneth J. Uva
Vice President

NY Domestic LLC – agent/process address

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

NYS DEPARTMENT OF STATE	STATE OF NEW YORK		FILING PERIOD	FEE
DIVISION OF CORPORATIONS	DEPARTMENT OF STATE	2028510	05/2002	$9.00
41 State Street	FILED MAY 10 2002
Albany, NY 12231-0002

Biennial Statement

BY:

/s/ [ILLEGIBLE]

Section 301 of the Limited Liability Company Law requires limited liability companies to update and provide a current service of process address to the Department of State every two years. Please sign, review and complete this form as necessary, and then return the statement with the required fee. The following is the service of process address currently on file with the Department of State:

C/O C T CORPORATION SYSTEM

111 EIGHTH AVENUE

NEW YORK, NY 10011

For:  T-GIRL MUSIC, L.L.C.

Service of Process Address is the address to which the Secretary of State will forward any legal papers accepted on behalf of the limited liability company which commence a legal action against the company.

☒    THE ADDRESS CURRENTLY ON FILE IS CORRECT.

Only complete this box if the address presently set forth in the Department’s records for the purpose is to be changed.

SERVICE OF
PROCESS
ADDRESS
SHOULD BE
CHANGED TO

/s/ Jeffrey Mead
PRINT OR TYPE NAME OF SIGNER
/s/ [ILLEGIBLE]
SIGNATURE OF MEMBER, MANAGER,
AUTHORIZED PERSON OR ATTORNEY-IN-FACT

CFO
PRINT OR TYPE THE TITLE
OR CAPACITY OF SIGNER

IMPORTANT NOTICE

A New York Limited Liability Company which is no longer conducting business must file a Certificate of Dissolution pursuant to section 705 of the Limited Liability Company Law, and a foreign Limited Liability Company no longer conducting business in New York State should file a Surrender of Authority pursuant to section 806 of the Limited Liability Company Law or a Termination of Existence pursuant to section 807 of the Limited Liability Company Law. Questions regarding the filing of these certificates should be directed to the NYS Department of State, Division of Corporations, 41 State Street, Albany, NY 12231-0001 or by calling 518-473-2492.

Filing Period - the filing period is the calendar month during which the original Articles of Organization or Application for Authority was filed or the effective date that limited liability company existence began, if stated in the Articles of Organization.

Filling Fee: The statutory filing fee is $9.00. Checks and money orders must be made payable to the “Department of State”. DO NOT mail cash.

Return this entire form, completed, with your $9.00 fee, in the self-mailer envelope, to the Department of State. Division of Corporations, 41 State Street, Albany, NY 12231-0002.

Failure to timely file this statement will be reflected in the Department’s records as past due or delinquent.